Exhibit 5.2

Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 +1 212 839 5300 +1 212 839 5599 Fax AMERICA • ASIA PACIFIC • EUROPE

June 27, 2024

Angel Oak Mortgage REIT, Inc.

Angel Oak Mortgage Operating Partnership, LP

3344 Peachtree Road NE, Suite 1725

Atlanta, Georgia 30326

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Angel Oak Mortgage REIT, Inc., a Maryland corporation (the “Company”), and Angel Oak Mortgage Operating Partnership, LP, a Delaware limited partnership and the principal operating subsidiary of the Company (the “Operating Partnership”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to an aggregate total offering price of $750,000,000 of:

(i)             shares of the Company’s common stock, $0.01 par value per share (“Common Stock”);

(ii)            shares of the Company’s preferred stock, $0.01 par value per share (“Preferred Stock”);

(iii)           warrants to purchase Common Stock (“Warrants”);

(iv)           debt securities of the Company (“Company Debt Securities”);

(v)            debt securities of the Operating Partnership (“Operating Partnership Debt Securities”);

(vi)           guarantees by the Company of Operating Partnership Debt Securities (the “Company Guarantees”); and

(vii)          guarantees by the Operating Partnership of Company Debt Securities (the “Operating Partnership Guarantees”).

The Common Stock, the Preferred Stock, the Warrants, the Company Debt Securities, the Operating Partnership Debt Securities, the Company Guarantees and the Operating Partnership Guarantees are collectively referred to herein as the “Securities.”

Angel Oak Mortgage REIT, Inc.

Angel Oak Mortgage Operating Partnership, LP

June 27, 2024

Unless otherwise specified in the applicable prospectus supplement:

(1)             the Company Debt Securities will be issued under an indenture (the “Company Indenture”) to be entered into by and among the Company, the Operating Partnership and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), and one or more supplements thereto or officers’ certificates thereunder;

(2)             the Operating Partnership Debt Securities will be issued under an indenture (the “Operating Partnership Indenture”) to be entered into by and among the Operating Partnership, the Company and the Trustee, as trustee, and one or more supplements thereto or officers’ certificates thereunder; and

(3)             the Warrants will be issued under a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a warrant agent (the “Warrant Agent”);

in each case substantially in the form that has been or will be filed as an exhibit to the Registration Statement. The Company Indenture, the Operating Partnership Indenture, any supplemental indentures, any officers’ certificates, any Warrant Agreement and any certificates evidencing any of the Securities are hereinafter called, collectively, the “Transaction Documents.”

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon originals, or copies identified to our satisfaction, of the Registration Statement, the exhibits thereto, the Certificate of Limited Partnership of the Operating Partnership (the “Certificate of Limited Partnership”) and the Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Partnership Agreement”). We have also relied upon the resolutions adopted by the board of directors of the Company (the “Board”) on behalf of the Company and in the Company’s capacity as the sole member of Angel Oak Mortgage OP GP, LLC, a Delaware limited liability company (the “General Partner”), on behalf of the General Partner, acting in its own capacity and in its capacity as the sole general partner of the Operating Partnership relating to the Registration Statement. We have examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and the Operating Partnership and others, including the Articles of Amendment and Restatement of the Company, as amended (the “Charter”), and the Third Amended and Restated Bylaws of the Company (the “Bylaws”), and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us. The Charter, the Bylaws, the Certificate of Limited Partnership and the Partnership Agreement are collectively referred to herein as the “Governing Documents”. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company and the Operating Partnership.

Angel Oak Mortgage REIT, Inc.

Angel Oak Mortgage Operating Partnership, LP

June 27, 2024

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.             With respect to an offering of Warrants covered by the Registration Statement, such Warrants will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have been declared effective by the SEC under the Securities Act; (ii) a prospectus supplement with respect to such issue of Warrants and the Common Stock issuable upon exercise of such Warrants (such Common Stock, the “Warrant Securities”) shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Warrant Agreement relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Warrant Agent named in the Warrant Agreement; (iv) the Board or a duly authorized committee thereof shall have taken all necessary corporate action in accordance with the Charter and Bylaws and the Company shall have taken all necessary action under applicable laws in connection with the authorization, creation, issuance and sale of such Warrants and the applicable Warrant Securities; (v) the Board or a duly authorized committee thereof shall have taken all necessary action in accordance with the Charter and Bylaws and the Company shall have taken all necessary action under applicable laws in connection with the authorization, issuance, sale and delivery of such Warrant Securities at a purchase price per share in an amount not less than the par value thereof upon exercise of the Warrants; and (vi) certificates representing such Warrants shall have been duly executed and delivered by duly authorized officers of the Company, countersigned (if applicable) by such Warrant Agent in accordance with the Warrant Agreement and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

2.             With respect to an offering of Company Debt Securities of any series and a related Operating Partnership Guarantee, each covered by the Registration Statement, the Company Debt Securities of such series and the related Operating Partnership Guarantee will constitute valid and binding obligations of the Company and the Operating Partnership, respectively, when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have been declared effective by the SEC under the Securities Act and the Company Indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) a prospectus supplement with respect to such series of Company Debt Securities and the Operating Partnership Guarantee shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company Indenture shall have been duly authorized, executed and delivered by the Company, the Operating Partnership and the Trustee; (iv) all necessary corporate action shall have been taken by the Company in accordance with the Charter and Bylaws and all necessary partnership action shall have been taken by the Operating Partnership in accordance with the Certificate of Limited Partnership and the Partnership Agreement to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Company Debt Securities and the Operating Partnership Guarantee, as applicable, as contemplated by the Registration Statement, the prospectus supplement relating to such Company Debt Securities and the Operating Partnership Guarantee and the Company Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Company Debt Securities as contemplated by the Company Indenture; (v) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Company Debt Securities shall have been duly executed and delivered by the Company, the Operating Partnership and the Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the Company (in the case of such an officers’ certificate), in each case in accordance with the provisions of the Charter, the Bylaws, resolutions of the Board or a duly authorized committee thereof, the Partnership Agreement, resolutions of the sole member of the sole general partner of the Operating Partnership and the Company Indenture; and (vi) the certificates evidencing the Company Debt Securities of such series shall have been duly executed and delivered by the Company, authenticated by the Trustee and issued, all in accordance with the Charter, the Bylaws, resolutions of the Board or a duly authorized committee thereof, the Company Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Company Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor, and the notation of Operating Partnership Guarantee of such series of Company Debt Securities shall have been duly executed and delivered by the Operating Partnership in accordance with the Certificate of Limited Partnership, the Partnership Agreement, resolutions of the sole member of the sole general partner of the Operating Partnership and the Company Indenture.

Angel Oak Mortgage REIT, Inc.

Angel Oak Mortgage Operating Partnership, LP

June 27, 2024

3.             With respect to an offering of Operating Partnership Debt Securities of any series and a related Company Guarantee, each covered by the Registration Statement, the Operating Partnership Debt Securities of such series and the related Company Guarantee will constitute valid and binding obligations of the Operating Partnership and the Company, respectively, when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have been declared effective by the SEC under the Securities Act and the Operating Partnership Indenture (including any necessary supplemental indenture) shall have been qualified under the TIA; (ii) a prospectus supplement with respect to such series of Operating Partnership Debt Securities and the Company Guarantee shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Operating Partnership Indenture shall have been duly authorized, executed and delivered by the Operating Partnership, the Company and the Trustee; (iv) all necessary partnership action shall have been taken by the Operating Partnership in accordance with the Certificate of Limited Partnership and the Partnership Agreement and all necessary corporate action shall have been taken by the Company in accordance with the Charter and Bylaws to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Operating Partnership Debt Securities and the Company Guarantee, as applicable, as contemplated by the Registration Statement, the prospectus supplement relating to such Operating Partnership Debt Securities and the Company Guarantee and the Operating Partnership Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Operating Partnership Debt Securities as contemplated by the Operating Partnership Indenture; (v) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Operating Partnership Debt Securities shall have been duly executed and delivered by the Operating Partnership, the Company and the Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the Company, in its capacity as the sole member of the sole general partner of the Operating Partnership (in the case of such an officers’ certificate), in each case in accordance with the provisions of the Partnership Agreement, resolutions of the sole member of the sole general partner of the Operating Partnership, the Charter, the Bylaws, resolutions of the Board or a duly authorized committee thereof and the Operating Partnership Indenture; and (vi) the certificates evidencing the Operating Partnership Debt Securities of such series shall have been duly executed and delivered by the Operating Partnership, authenticated by the Trustee and issued, all in accordance with the Partnership Agreement, resolutions of the sole member of the sole general partner of the Operating Partnership, the Operating Partnership Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Operating Partnership Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor, and the notation of Company Guarantee of such series of Operating Partnership Debt Securities shall have been duly executed and delivered by the Company in accordance with the Charter, the Bylaws, resolutions of the Board or a duly authorized committee thereof and the Operating Partnership Indenture.

Angel Oak Mortgage REIT, Inc.

Angel Oak Mortgage Operating Partnership, LP

June 27, 2024

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinions are also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

Angel Oak Mortgage REIT, Inc.

Angel Oak Mortgage Operating Partnership, LP

June 27, 2024

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Securities:

(i) the Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

(ii) the execution, delivery and performance by the Company, for itself or as the sole member of the sole general partner of the Operating Partnership, of the applicable Transaction Documents and the issuance, sale, exercise (if applicable) and delivery of the Securities (including any Warrant Securities) will not (A) contravene or violate the applicable Governing Documents, resolutions adopted by the Board or a duly authorized committee thereof with respect to the Company or the Operating Partnership, as applicable, the laws of the State of Maryland or the Delaware Revised Uniform Limited Partnership Act (“DRULPA”), as applicable, or any other law, rule or regulation applicable to the Company or the Operating Partnership, (B) result in a default under or breach of, or create a lien under, any agreement or instrument binding upon the Company or the Operating Partnership, as applicable, or any order, judgment or decree of any court or governmental authority applicable to the Company or the Operating Partnership or (C) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(iii) the authorization thereof by the Company or the Operating Partnership, as the case may be, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof;

(iv) the Governing Documents, as currently in effect, will not have been modified or amended and will be in full force and effect;

(v) the form, terms, execution, delivery and performance of the applicable Transaction Documents and the issuance, sale, exercise (if applicable) and delivery of the Securities (including any Warrant Securities and any issuance, sale or delivery thereof upon exercise of Warrants) shall have been duly authorized and approved by the Board or a duly authorized committee thereof or by duly authorized officers of the Company, for itself or as the sole member of the sole general partner of the Operating Partnership, acting pursuant to authority delegated to such officers by the Board or a duly authorized committee thereof, all in accordance with, and within any parameters or limitations established by, the applicable Governing Documents, any applicable resolutions of the Board or any duly authorized committee thereof with respect to the Company or the Operating Partnership, as applicable, the applicable Transaction Documents, the laws of the State of Maryland, the DRULPA, as applicable, and any other applicable laws, rules or regulations;

(vi) the terms of such Securities will be accurately reflected in the applicable Transaction Documents and any other instruments, agreements and certificates governing, evidencing or establishing the forms and terms of such Securities, and the issuance, sale and delivery of such Securities (including any Warrant Securities and any issuance, sale or delivery thereof upon exercise of Warrants) will not be subject to any preemptive or other similar rights; and

Angel Oak Mortgage REIT, Inc.

Angel Oak Mortgage Operating Partnership, LP

June 27, 2024

(vii) the Company will have a number of authorized and unissued shares of Common Stock sufficient to provide for the issuance of all shares of Common Stock issuable upon exercise of any Warrants.

We have further assumed that the Transaction Documents (other than any certificate evidencing shares of Common Stock or Preferred Stock) will be governed by and construed in accordance with the laws of the State of New York.

With respect to each Transaction Document and other instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and at all relevant times was, is and will be validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and at all relevant times had, has and will have full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument at all relevant times was, is and will be a valid, binding and enforceable agreement or obligation, as the case may be, of each party thereto; provided, that we make no assumption in clause (iii) insofar as such assumption relates to the Company or the Operating Partnership and is expressly covered by our opinions set forth herein.

This opinion letter is limited to the DRULPA and the laws of the State of New York (excluding the securities laws, the blue sky laws, the real estate syndication laws or the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws. Various issues pertaining to Maryland law, including the validity of the Common Stock and Preferred Stock and the due authorization of the Securities by the Company, are addressed in the opinion of Venable LLP, which has been separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our Firm under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Angel Oak Mortgage REIT, Inc.

Angel Oak Mortgage Operating Partnership, LP

June 27, 2024

Very truly yours,

/s/ Sidley Austin LLP